PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                   For the Nine Months Ended
                                                         September 30,
                                                   --------------------------
                                                      2008           2007
                                                   -----------   ------------
                                                     (Amounts in thousands)
Net income...................................       $ 783,486    $   289,648
   Add: Minority interest in income..........          28,352         21,611
   Less: Minority interest in income which do
     not have fixed charges..................         (13,326)       (12,069)
   Less: Equity in earnings of investments...         (13,679)       (10,183)
   Add: Cash distributions from investments..          31,472         17,185
   Less: Impact of discontinued operations...           1,132          3,238
                                                   -----------   ------------
Adjusted net income..........................         817,437        309,430
   Interest expense..........................          35,187         48,772
                                                   -----------   ------------
Total earnings available to cover fixed charges     $ 852,624    $   358,202
                                                   ===========   ============
Total fixed charges - interest expense (a)...       $  36,817    $    51,783
                                                   ===========   ============
Cumulative preferred share dividends.........       $ 180,999    $   176,424
Preferred partnership unit distributions.....          16,209         16,209
Allocations pursuant to EITF Topic D-42......               -              -
                                                   -----------   ------------
Total preferred distributions................       $ 197,208    $   192,633
                                                   ===========   ============
Total combined fixed charges and preferred
  share distributions........................       $ 234,025    $   244,416
                                                   ===========   ============
Ratio of earnings to fixed charges...........          23.16x          6.92x
                                                   ===========   ============
Ratio of earnings to fixed charges and
  preferred share distributions..............           3.64x          1.47x
                                                   ===========   ============



                                                                        For the Year Ended December 31,
                                                   -------------------------------------------------------------------------
                                                       2007           2006            2005           2004            2003
                                                   -----------     -----------    -----------     -----------    -----------
                                                                           (Amounts in thousands)
Net income...................................      $  457,535      $  314,026      $ 456,393       $ 366,213      $ 336,653
   Add: Minority interest in income..........          29,543          31,883         32,651          49,913         43,703
   Less: Minority interest in income which do
     not have fixed charges..................         (16,527)        (16,014)       (15,161)        (17,099)       (13,610)
   Less: Equity in earnings of investments...         (12,738)        (11,895)       (24,883)        (22,564)       (24,966)
   Add: Cash distributions from investments..          23,606          17,699         23,112          20,961         17,754
   Less: Impact of discontinued operations...            (269)             36         (7,080)            506         (4,569)
                                                   -----------     -----------    -----------     -----------    -----------
Adjusted net income..........................         481,150         335,735        465,032         397,930        354,965
   Interest expense..........................          63,671          33,062          8,216             760          1,121
                                                   -----------     -----------    -----------     -----------    -----------
Total earnings available to cover fixed charges    $  544,821       $ 368,797      $ 473,248       $ 398,690      $ 356,086
                                                   ===========     ===========    ===========     ===========    ===========
Total fixed charges - interest expense (a)...      $   68,417       $  35,778      $  11,036       $   4,377      $   7,131
                                                   ===========     ===========    ===========     ===========    ===========
Cumulative preferred share dividends.........      $  236,757       $ 214,218      $ 173,017       $ 157,925      $ 146,196
Preferred partnership unit distributions.....          21,612          19,055         16,147          30,423         26,906
Allocations pursuant to EITF Topic D-42......               -          31,493          8,412          10,787          7,120
                                                   -----------     -----------    -----------     -----------    -----------
Total preferred distributions................      $  258,369       $ 264,766      $ 197,576       $ 199,135      $ 180,222
                                                   ===========     ===========    ===========     ===========    ===========
Total combined fixed charges and preferred
  share distributions........................      $  326,786       $ 300,544      $ 208,612       $ 203,512      $ 187,353
                                                   ===========     ===========    ===========     ===========    ===========
Ratio of earnings to fixed charges...........           7.96x          10.31x         42.88x          91.09x         49.93x
                                                   ===========     ===========    ===========     ===========    ===========
Ratio of earnings to fixed charges and
  preferred share distributions..............           1.67x           1.23x          2.27x           1.96x          1.90x
                                                   ===========     ===========    ===========     ===========    ===========



(a) "Total fixed charges - interest expense" includes interest expense plus capitalized interest, and includes $18,135,000 in interest expense incurred by Shurgard Europe for the nine months ended September 30, 2007, and $7,737,000 for the nine months ended September 30, 2008. As described in
     Note 3 to our September 30, 2008 condensed consolidated financial statements, Shurgard Europe was deconsolidated as of March 31, 2008. No further interest expense for Shurgard Europe is reflected in our financial statements after March 31, 2008.

                                   Exhibit 12

                                 PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


Supplemental   Disclosure  of  Ratio  of  Earnings   Before   Interest,   Taxes,
Depreciation and Amortization ("EBITDA") to Fixed Charges (a):

                                                   For the Nine Months Ended
                                                         September 30,
                                                   ---------------------------
                                                      2008           2007
                                                   ------------  -------------
                                                     (Amounts in thousands)
Net income...................................       $ 783,486    $   289,648
Less: Gain on sale of Shurgard Europe........        (342,181)             -
Add - Depreciation and amortization (including
  discontinued operations)...................         309,911        492,030
Less - Depreciation allocated to minority
interests....................................          (4,647)       (10,166)
Add - Depreciation included in equity in
  earnings of real estate entities...........          56,191         32,553
Add - Minority interest - preferred .........          16,209         16,209
Add - Interest expense ......................          35,187         48,772
                                                   ------------  -------------
EBITDA available to cover fixed charges (b)..       $ 854,156    $   869,046
                                                   ============  =============
Total fixed charges - interest expense (a)...         $36,817    $    51,783
                                                   ============  =============
Preferred share dividends....................       $ 180,999    $   176,424
Preferred partnership unit distributions.....          16,209         16,209
Allocations pursuant to EITF Topic D-42......               -              -
                                                   ------------  -------------
Total preferred distributions................       $ 197,208    $   192,633
                                                   ============  =============
Total combined fixed charges and preferred
  share distributions........................       $ 234,025    $   244,416
                                                   ============  =============
Ratio of EBITDA to fixed charges.............          23.20x         16.78x
                                                   ============  =============
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............           3.65x          3.56x
                                                   ============  =============



                                                                         For the Year Ended December 31,
                                                   ---------------------------------------------------------------------------
                                                        2007           2006            2005           2004            2003
                                                   -------------   -------------   ------------    ------------    -----------
                                                                             (Amounts in thousands)
Net income...................................      $   457,535     $   314,026      $ 456,393       $ 366,213      $ 336,653
Less: Gain on sale of Shurgard Europe........                -               -              -               -              -
Add - Depreciation and amortization (including
  discontinued operations)...................          622,894         438,218        196,485         184,345        188,003
Less - Depreciation allocated to minority
interests....................................          (14,058)         (4,638)        (3,403)         (6,046)        (6,328)
Add - Depreciation included in equity in
  earnings of real estate entities...........           45,307          38,890         35,425          33,720         27,753
Add - Minority interest - preferred .........           21,612          19,055         17,021          32,486         26,906
Add - Interest expense ......................           63,671          33,062          8,216             760          1,121
                                                   -------------   -------------   ------------    ------------    -----------
EBITDA available to cover fixed charges (b)..      $ 1,196,961     $   838,613      $ 710,137       $ 611,478      $ 574,108
                                                   =============   =============   ============    ============    ===========
Total fixed charges - interest expense (a)...      $    68,417     $    35,778      $  11,036       $   4,377      $   7,131
                                                   =============   =============   ============    ============    ===========
Preferred share dividends....................      $   236,757     $   214,218      $ 173,017        $157,925       $146,196
Preferred partnership unit distributions.....           21,612          19,055         16,147          30,423         26,906
Allocations pursuant to EITF Topic D-42......                -          31,493          8,412          10,787          7,120
                                                   -------------   -------------   ------------    ------------    -----------
Total preferred distributions................      $   258,369     $   264,766      $ 197,576       $ 199,135      $ 180,222
                                                   =============   =============   ============    ============    ===========
Total combined fixed charges and preferred
  share distributions........................      $   326,786     $   300,544      $ 208,612       $ 203,512      $ 187,353
                                                   =============   =============   ============    ============    ===========
Ratio of EBITDA to fixed charges.............           17.50x          23.44x         64.35x         139.70x         80.51x
                                                   =============   =============   ============    ============    ===========
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............            3.66x           2.79x          3.40x           3.00x          3.06x
                                                   =============   =============   ============    ============    ===========

(a) "Total fixed charges - interest expense" includes interest expense plus capitalized interest, and includes $18,135,000 in interest expense incurred by Shurgard Europe for the nine months ended September 30, 2007, and $7,737,000 for the nine months ended September 30, 2008. As described in
     Note 3 to our September 30, 2008 condensed consolidated financial statements, Shurgard Europe was deconsolidated as of March 31, 2008. No further interest expense for Shurgard Europe is reflected in our financial statements after March 31, 2008.

(b) EBITDA represents earnings prior to interest, taxes, depreciation and amortization, and gain on sale of an interest in Shurgard Europe. This supplemental disclosure of EBITDA is included because we believe that the coverage ratios computed on a pre-depreciation basis and prior to our gain on sale of an interest in Shurgard Europe are a meaningful measure of our liquidity and financial analysts and other members of the investment community consider coverage ratios for real estate companies on this basis. EBITDA should not be used as an alternative to net income, cash flow from operations, or our ratio of Earnings to Fixed Charges in evaluating our liquidity or operating results.

                                   Exhibit 12